UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015 (January 21, 2015)

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 21, 2015, Intrexon Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 3,750,000 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), at an offering price to the public of $27.00 per Share (the “Offering Price”). The Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at the Offering Price for the 555,556 Shares purchased by Randal J. Kirk and his affiliates and $25.38 per Share for the remainder of the Shares. The net proceeds to the Company from the sale of the Common Stock are expected to be approximately $95.8 million after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by the Company. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 562,500 Shares of Common Stock at the Offering Price. The offering is expected to close on or about January 27, 2015, subject to the satisfaction of customary closing conditions. J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book running managers for the offering. Jeffries & Company is acting as lead manager for the offering. Griffin Securities, Inc. and Mizuho Securities USA Inc. are acting as co-managers for the offering.

The Common Stock is being offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3ASR and an accompanying prospectus (Registration Statement No. 333-198598) filed with the Securities and Exchange Commission (the “Commission”) on September 5, 2014 (the “Registration Statement”) and a preliminary prospectus supplement, free writing prospectus and final prospectus supplement filed with the Commission in connection with the offering. A copy of the opinion of Troutman Sanders LLP relating to the validity of the issuance and sale of the Common Stock in the offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

In connection with the offering, certain information relating to Part II, Item 14 under the heading “Other Expenses of Issuance and Distribution” of the Registration Statement is being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement.

Item 8.01.	Other Events.

On January 21, 2015, the Company issued a press release announcing that it had priced the offering, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated January 21, 2015, by and among the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

5.1	Opinion of Troutman Sanders LLP.

23.1	Consent of Troutman Sanders LLP (contained in Exhibit 5.1)

99.1	Information relating to Item 14 of the Registration Statement on Form S-3ASR (No. 333-198598).

99.2	Press Release of Intrexon Corporation, dated January 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2015

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr Chief Legal Officer

Exhibits

1.1	Underwriting Agreement, dated January 21, 2015, by and among the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

5.1	Opinion of Troutman Sanders LLP.

23.1	Consent of Troutman Sanders LLP (contained in Exhibit 5.1).

99.1	Information relating to Item 14 of the Registration Statement on Form S-3ASR (No. 333-198598).

99.2	Press Release of Intrexon Corporation, dated January 21, 2015.

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